Exhibit 10.13

PROMISSORY NOTE

$1,300,000	Frisco, Texas August 22, 2023

REFERENCE IS MADE to that certain Membership Interest Purchase Agreement, dated January , 2023, by and among Wood Sage, LLC, Community Specialty Pharmacy, LLC and Integral Health, Inc. (successor in interest to TRXADE Health, Inc.) (the “MIPA”).

REFERENCE IS MADE to that certain Membership Interest Purchase Agreement, dated January , 2023, by and among Wood Sage, LLC, Alliance Pharma Solutions, LLC and Integral Health, Inc. (successor in interest to TRXADE Health, Inc.) (the “MIPA”).

REFERENCE IS MADE to that cetain Master Service Agreement, dated January 20th, 2023 and by and between Wood Sage, LLC, CSP and APS, pursuant to which at closing the amount owed by Wood Sage shall include any and all liabilites/ operating losses at time of closing. (the “Wood Sage MSA”).

WHEREAS, the Borrower desires to close the transaction contemplated by the MIPA and to document and account for amounts outstanding pursuant to the MIP and the Wood Sage MSA with this Note (defined below).

FOR VALUE RECEIVED, Wood Sage LLC, a Florida limited liability company (the “Borrower”) hereby unconditionally promises to pay to the order of Integral Health, Inc., a Delaware corporation (the “Noteholder”) the principal amount of $1,300,000, (ONE MILLION THREE HUNDRED THOUSAND DOLLARS) the purchase price due under both MIPA (the “Loan”), together with all accrued interest thereon, as provided in this Promissory Note (this “Note”).

1. Payment Dates.

(a) Payment Date. The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest, and all other amounts payable under this Note shall be due and payable no later than 30 days after a Change in Control of Borrower. Change in Control means the sale of all or substantially all the assets of any one or more of the entities comprising the Borrower; any merger, consolidation or acquisition of any one or more of the entities comprising the Borrower with, by or into another corporation, entity or person; or any change in the ownership of more than fifty percent (50%) of the voting capital stock of any one or more of the entities comprising the Borrower in one or more related transactions.

(b) Prepayment. The Borrower may prepay the Loan in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.

2. Interest. The principal amount outstanding under this Note from time to time shall bear interest at a rate per annum (the “Interest Rate”) equal to 0%.

3. Payment Mechanics.

(a) Manner of Payment. All payments of principal and interest shall be made in US dollars no later than 5:00PM ET on the tenth day after the Closing Date. Such payments shall be made by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time.

(b) Application of Payments. All payments shall be applied, first, to fees or charges outstanding under this Note, second, to accrued interest, and, third, to principal outstanding under this Note.

(c) Business Day. Whenever any payment hereunder is due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and interest shall be calculated to include such extension. “Business Day” means a day other than Saturday, Sunday, or other day on which commercial banks in Dallas, Texas are authorized or required by law to close.

4. Events of Default. The occurrence and continuance of any of the following shall constitute an “Event of Default” hereunder:

(a) Failure to Pay. The Borrower fails to pay any amount due hereunder when due.

5. Remedies. Upon the occurrence and during the continuance of an Event of Default, the the outstanding principal amount, accrued and unpaid interest, and all other amounts payable hereunder shall become immediately due and payable without notice, declaration, or other act on the part of the Noteholder.

6. Expenses. The Borrower shall reimburse the Noteholder on demand for all reasonable [and documented] out-of-pocket costs, expenses, and fees, including the reasonable fees and expenses of counsel, incurred by the Noteholder in connection with the negotiation, documentation, and execution of this Note and the enforcement of the Noteholder’s rights hereunder.

7. Governing Law. This Note is executed in the State of Texas and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based on, arising out of, or relating to this Note and the transactions contemplated hereby shall be governed by and construed in accordance with the laws of the State of Texas.

8. Waiver of Jury Trial. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

9. Successors and Assigns. This Note may be assigned or transferred by the Noteholder to any individual, corporation, company, limited liability company, trust, joint venture, association, partnership, unincorporated organization, governmental authority, or other entity.

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10. Integration. This Note constitutes the entire contract between the Borrower and the Noteholder with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto.

11. Amendments and Waivers. No term of this Note may be waived, modified, or amended, except by an instrument in writing signed by the Borrower and the Noteholder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

12. No Waiver; Cumulative Remedies. No failure by the Noteholder to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The rights, remedies, and powers herein provided are cumulative and not exclusive of any other rights, remedies, or powers provided by law.

13. Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or render such term or provision invalid or unenforceable in any other jurisdiction.

14. Counterparts. This Note and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (“pdf’ or “tif’) format shall be as effective as delivery of a manually executed counterpart of this Note.

15. Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in this Note shall be deemed to include electronic and digital signatures and the keeping of records in electronic form, each of which shall be of the same effect, validity, and enforceability as manually executed signatures and paper-based recordkeeping systems, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. Law §§ 301-309), and any other similar state laws based on the Uniform Electronic Transactions Act.

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IN WITNESS WHEREOF, the Borrower has executed this Note as of 22 August 2023.

WOOD SAGE LLC Frisco, TX

By:	/s/ Nikul Tanhal
Name:	Nikul Panchal
Title:	Sole Member

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